EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the SCS Hedged Opportunities Master Fund, LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the SCS Hedged Opportunities Master Fund, LLC for the period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the SCS Hedged Opportunities Master Fund, LLC for the stated period.

/s/ Peter H. Mattoon	/s/ Joseph E. McCuine

Peter H. Mattoon Chief Executive Officer, SCS Hedged Opportunities Master Fund, LLC	Joseph E. McCuine Chief Financial Officer, SCS Hedged Opportunities Master Fund, LLC

Dated:	December 6, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by SCS Hedged Opportunities Master Fund, LLC for purposes of Section 18 of the Securities Exchange Act of 1934.